UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

GUIDELINE, INC.
(Exact Name of Registrant as Specified in Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On July 10, 2006, Guideline, Inc., formerly known as Find/SVP, Inc. (the "Registrant"), entered into (i) Amendment No. 1 of the Stock Repurchase Agreement dated as of November 28, 2005 (“Amendment No. 1”), between the Registrant and Scientigo, Inc., a Delaware corporation ("Scientigo"), and (ii) an allonge to the promissory note (the "Original Note") made by Scientigo originally dated November 28, 2005, in the original principal sum of $100,000 (such Original Note as amended by the aforesaid allonge, the "Amended Note").

The Original Note and the original Stock Repurchase Agreement (each of which was dated as of November 28, 2005) evidenced portions of the purchase price payable to the Registrant under the terms of the Transaction Agreement dated as of November 28, 2005 pursuant to which the Registrant sold the "Find.com" URL to Scientigo. Under the terms of that sale, the Registrant received, among other consideration, 49% of the outstanding capital stock (the "Minority Shares") of Tigo Search, Inc., a Delaware corporation ("Tigo") which is a majority-owned subsidiary of Scientigo. In accordance with the terms of the Operating Agreement of FIND.COM, LLC dated 9/24/04, and a written consent executed by the members of FIND.COM, LLC, the Registrant expects to retain approximately 59% of the net proceeds (after payment of certain obligations and transaction costs related to FIND.COM, LLC) realized from this transaction, with the remainder being passed through to the remaining members of FIND.COM, LLC.

As amended by Amendment No. 1, Scientigo is now obligated by the Stock Repurchase Agreement to purchase the Minority Shares by the date which is the earlier of (i) the date by which Scientigo raises $2,000,000 from certain debt and equity financing transactions, or (ii) October 10, 2006. The “Find.com” URL and Trademark License serve as collateral to secure the obligations of Scientigo and Tigo under Amendment No. 1 and the Amended Note. The purchase price for all the Minority Shares is $700,000, of which $350,000 is payable in cash, and the balance is payable in unregistered shares (the "Consideration Shares") of Scientigo common stock valued at the average price of Scientigo's common stock as quoted on the OTC Bulletin Board in the 30 consecutive trading days ending on the third day prior to delivery of the Consideration Shares to the Registrant.

Under the terms of the Amended Note, Scientigo is now obligated to pay the outstanding balance of the Amended Note, which is $75,000, plus accrued but unpaid interest, by the revised fixed maturity date of August 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.1
Transaction Agreement, dated as of November 28, 2005, by and among Scientigo, Inc., TIGO Search, Inc., and the Registrant (incorporated herein by reference to Exhibit 10.27 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 30, 2006).

10.2
Promissory Note dated as of November 28, 2005, made by the Scientigo, Inc., to the Registrant (incorporated herein by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 30, 2006).

10.3	Allonge dated July 10, 2006, to Promissory Note dated as of November 28, 2005, made by Scientigo, Inc., to the Registrant (filed herewith).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guideline, Inc.

Date: July 14, 2006	By:	/s/ Peter Stone
Name: Peter Stone
Title: Chief Financial Officer

Exhibit Index

10.3	Allonge dated July 10, 2006, to Promissory Note dated as of November 28, 2005, made by Scientigo, Inc., to the Registrant.